Letter to Plastic2Oil Stockholders from Richard Heddle,

Chief Executive Officer

To our valued Plastic2Oil (OTC: PTOI) stockholders:

I thought it was important to take a moment to reach out to you directly, as we have been extraordinarily busy behind the scenes implementing the shift in our business strategy, which focuses on the sale and licensing of our proprietary processors, as opposed to exclusively processing plastics and selling fuel.

As you may know, on November 20, 2014, we filed Form 8-K covering our recent financing, and on November 14, 2014, we filed our Quarterly Report (10-Q) for the third quarter of 2014. I encourage you to read the 10-Q closely and to contact our investor relations representative with any questions that you may have. Following the discussion of our business operations in the 10-Q and the recent filing, we received feedback that some stockholders are seeking more information on the current state of our business. To those stockholders that contacted us about this, I thank you for the feedback. Let me address some of the items raised.

We are working hard to move towards profitability, but we recognize that the movement of the stock has been disappointing for all of our stockholders, including myself. As you may be aware, I currently own 3,000,000 shares of our common stock and thus, my personal wellbeing and net worth are every bit as exposed to the fluctuations in our stock price as are other common stockholders. I want to remind everyone that I have not sold a single share of the company’s stock since I began investing in this company more than four years ago. Like many of you, I’ve invested at prices significantly higher than the current price. During my tenure as CEO, one constant has kept me motivated: I believe that if we execute the sale and licensing of processors, we will achieve significant revenues and the valuation of our company will increase accordingly.

As disclosed, I continue to defer pay and have extended substantial loans to the company while John Bordynuik, our Chief of Technology, has deferred pay, paid debts, paid for lab work, consumables, equipment, and assumed obligations approaching in aggregate of $400,000. We’ve done this so that we can continue our operations until we obtain adequate new financing and/or execute on our first processor sale. We have undergone several reductions in the number of our staff so as to retain only those personnel essential to our reporting obligations and for demonstration and sale of our processors to potential buyers. We plan to continue such cost control measures until we achieve our first sale.

We continue to believe that our third generation Plastic2Oil processor, which we call our “flagship” processor, is the most automated, green, viable, and technologically advanced process in the world for converting waste plastics into usable fuel and we firmly believe there is substantial market potential for the sale and license of our processors. In support of this, see an independent study completed last month by the American Chemistry Council:

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http://plastics.americanchemistry.com/Stand-Alone-Content/Economic-Impact-of-Plastics-to-Oil-Facilities.pdf

Although we have not yet consummated our first sale, we have made, and continue to make, tangible progress on negotiations with a large, national engineering firm and several potential purchasers. The company is also in ongoing discussions with a reputable firm that specializes in waste-to-energy solutions for large, established companies with government mandates and green initiatives. Furthermore, we have developed a “build & ship” turn-key product solution for our potential buyers. We are hopeful that our current negotiations will lead to processor sales and important strategic relationships; however, we cannot assure you as to whether we will be successful in making such a sale or as to the timing of any such sale. At this time, however, I feel it is important for stockholders to know that the company, despite its limited resources, is making significant progress with management’s financial support and leadership.

In light of the company’s exclusive focus on completing sales and licensing of our processors, we have temporarily suspended our plastic processing and fuel production operations at the Niagara Falls site. This being said, we have renewed our permits accordingly as our plan is to resume operations for the purpose of “showcasing” our processors once we execute a processor sale. Importantly, the temporary shutdown of the company’s plastic processing and fuel production operations has had absolutely no effect on the company’s ability to market our processors or negotiate with potential buyers. Another recent change was the decommissioning of several older fuel tanks, which were rendered obsolete by the tank farm we installed with Processor #3.

In my opinion, nothing worthwhile in the business world comes easy, especially when you’re trying to make a name for yourself in a relatively unknown emerging alternative energy market. As someone who started his career in a shipyard in 1987 and has built his own business from the ground up, I’ve faced odds that seemed impossible at times and I’ve persevered. I have invested a significant amount of my time and net worth into this company because I understand and believe in the product and its capabilities, and I truly believe that we can be successful. I remain relentlessly committed to pursuing success.

I appreciate your patience, commitment to the environment, and continued interest in Plastic2Oil.

Kind regards,

Richard Heddle

President and Chief Executive Officer

Plastic2Oil, Inc.

November 24, 2014

For further information about the Company, including its financial results, readers of this letter release should review the Company’s disclosures in its annual, quarterly and other reports which are publicly available on the website of the Securities and Exchange Commission at www.sec.gov

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About Plastic2Oil

Plastic2Oil is a clean energy company that is focused on delivering its proprietary plastic to fuel solution to green energy, recycling and waste companies. In spec, usable fuels including off-road diesel from our process help divert waste plastic from landfills. For further information, please visit www.plastic2oil.com

Forward Looking Statements

This letter contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of Plastic2Oil, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) Plastic2Oil has a history of net losses, and may not be profitable in the future; (2) Plastic2Oil may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) Plastic2Oil may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's Annual Report on Form 10-K, filed with the SEC on June 4, 2014, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. The reference to the website www.plastic2oil.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this letter.

Contact:

Plastic2Oil, Inc.

ir@jbi.net

716-278-0015